Exhibit 23.6

AMC Consultants Pty Ltd

179 Turbot Street, Brisbane

Queensland, 4060, Australia

CONSENT OF THIRD-PARTY QUALIFIED PERSON

AMC Consultants Pty Ltd (“AMC”), in connection with the Registration Statement and Proxy Statement/Prospectus and any amendments or supplements and/or exhibits thereto (collectively, the Form S-4), consent to:

●

the filing and use of the technical report summary titled “Technical Report Summary--

Initial Assessment of the NORI Property, Clarion-Clipperton Zone, for Deep Green Metals Inc.” (the “NORI Technical Report”), with an effective date of March 17, 2021, as an exhibit to and referenced in the Form S-4;

●	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form S-4 and any such NORI Technical Report; and

●	the information derived, summarized, quoted or referenced from the NORI Technical Report, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-4.

AMC is responsible for authoring, and this consent pertains to, the following Sections of the NORI Technical Report:

●	Section 1: Summary
●	Section 2: Introduction
●	Section 3: Property description and location
●	Section 4: Accessibility, climate, local resources, infrastructure, and physiography
●	Section 5: History
●	Section 8.2: Sample preparation and assaying
●	Section 8.3: Quality assurance and quality control procedures 2018
●	Section 9: Data verification
●	Section 11: Mineral Resource estimates
●	Section 12: Mineral Reserve estimates
●	Section 13.3: Geotechnical considerations
●	Section 13.7: Life of Mine nodule production
●	Section 14.2: Project Zero
●	Section 15.1: On-shore infrastructure
●	Section 16: Market studies
●	Section 17: Environmental studies, permitting and social or community impact
●	Section 18 (except 18.3.1, 18.3.2, 18.6.1, 18.6.6): Capital and operating costs
●	Section 19: Economic analysis
●	Section 20: Adjacent properties
●	Section 21: Other relevant data and information
●	Section 22: Interpretation and conclusions
●	Section 23: Recommendations
●	Section 24: References
●	Section 25: Reliance on information provided by the registrant

Dated this April 7, 2021

/s/ Robert James Chesher
Robert James Chesher General Manager, Brisbane Office Signature of Authorized Person for
AMC Consultants Pty Ltd, a Qualified Third-Party Firm